Exhibit 99.1

Outdoor Holding Company Reports Continued Profitability In Third Quarter Fiscal 2026

Atlanta, GA., February 9, 2026 (GLOBE NEWSWIRE) — Outdoor Holding Company (Nasdaq: POWW, POWWP) (“OHC,” “we,” “us,” “our” or the “Company”), the owner of GunBroker.com, the largest online marketplace for firearms, hunting and related products, today reported its financial results for its third fiscal quarter ended December 31, 2025.

Third Quarter Fiscal 2026 vs. Third Quarter Fiscal 2025

Financial Highlights

-	Net revenues increased 7% to $13.39 million from $12.52 million
-	Gross profit rose to $11.66 million from $10.95 million
-	Gross profit margin remained stable at approximately 87%
-	Operating expenses decreased $21.76 million year-over-year
-	Net income before discontinued operations of $1.46 million, compared to last year’s net loss before discontinued operations of $(21.18) million – marking the second consecutive quarter of net profitability
-	Adjusted EBITDA (1) increased to $6.55 million compared to $4.26 million in the same period last year
-	Improved diluted EPS from continuing operations to $0.01 from $(0.18)

Operational Highlights

-	Generated over $4 million in cash from operations in the quarter
-	Implemented GunBroker.com user experience enhancements, including enhanced seller tools
-	Relocated headquarters from Arizona to Georgia and advanced corporate restructuring/operational streamlining initiatives
-	Continued to exercise cost discipline and reduced additional recurring operating expenses while maintaining platform investment
-	Increased registered users, active listings, and average order value on GunBroker.com
-	Settled outstanding litigation and enforcement action by the Securities Exchange Commission (the “SEC”)
-	Continued evaluation of strategic opportunities

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of this release for additional information.

“Our third quarter results further validate the progress we have been making through our strategic transformation,” said Steve Urvan, Chairman and CEO of Outdoor Holding Company. “By streamlining our cost structure, completing the divestiture of non-core operations, and investing in the modernization of GunBroker.com, we are delivering consistent profitability and strengthening our balance sheet. These results reflect our team’s disciplined execution and our focus on building a scalable, marketplace-only business positioned for sustainable long-term growth.”

The Company continued to deliver improved financial and operational performance for the third quarter of fiscal 2026. Year over year, net revenues improved 7% to $13.39 million. Operating expenses declined by $21.76 million, underscoring the impact of resolved legal disputes and cost discipline. We also maintained a relatively stable gross margin of 87.1% despite continued strategic investments in the platform.

GunBroker.com delivered solid performance during the third fiscal quarter, reflecting continued engagement from both buyers and sellers and the benefits of recent platform investments.

●	Firearm Sales increased 8% despite adjusted NICS checks being down almost 4% compared to the same three months in the prior year – demonstrating an increased share of adjusted NICS
●	Total gross merchandise value (“GMV”) increased 6.4% to $215.8 million
●	Take rate (net revenue as a percentage of GMV) modestly increased
●	Active listings and average order value both grew year-over-year

During the quarter, the Company continued to introduce platform enhancements designed to improve marketplace efficiency and user experience. These updates included improved search relevance and filtering, expanded seller analytics and promotional capabilities, and refined buyer personalization algorithms. The Company continues to explore ways to reduce transaction friction and improve the experience for buyers and sellers alike.

The Company ended the quarter with $69.9 million in cash and cash equivalents, an increase from $65.7 million as of September 30, 2025. Generation of more than $4 million in cash from operations during the quarter underscores the strength of the Company’s ability to generate cash by leveraging an asset-light and high-margin business model. The strengthened balance sheet and liquidity position provide significant flexibility to support ongoing platform investments, pursue selective strategic opportunities, and return value to the shareholders with our share repurchase program. With reduced leverage, lower fixed costs, and more consistent profitability, the Company is well-positioned to fund organic growth initiatives while maintaining a disciplined approach to capital allocation and shareholder value creation.

The Company’s post-divestiture strategy is focused on driving sustainable growth through operational efficiency, and continuous digital innovation. Key priorities include increasing GMV, expanding premium seller offerings, enhancing pricing and promotional tools, implementing universal payments, incorporating an optimized FFL tool, and improving buyer engagement. Management believes these initiatives will position the Company to capture incremental market share and deliver durable profitability over time. The simplified operating structure has meaningfully reduced organizational complexity, lowered fixed costs, and improved capital allocation flexibility. Management is now able to direct resources toward high-return initiatives, including platform technology, seller services, data analytics, and monetization tools, while maintaining disciplined overhead control.

Discontinued Operations

As previously disclosed, in April 2025, the Company completed the sale of all assets of its business of designing, manufacturing, marketing, distributing and selling ammunition and ammunition components, along with certain related assets and liabilities (the “Transaction”), which previously comprised the Company’s Ammunition segment. Following the Transaction, the Company continues to operate its online e-commerce marketplace business GunBroker.com.

For the purposes of this earnings release and the financial information provided herein, the results of the Ammunition segment are presented as discontinued operations in the consolidated statements of operations for all periods presented. Prior periods have been adjusted to conform to the current presentation. The assets and liabilities of the Ammunition segment have been reflected as assets and liabilities of discontinued operations in the condensed consolidated balance sheets for all periods presented.

About Outdoor Holding Company

Outdoor Holding Company is the publicly traded parent and operator of GunBroker.com, the largest online marketplace dedicated to firearms, hunting, shooting and related products. Third-party sellers list items on the site and federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed by using licensed firearms dealers as transfer agents. Launched in 1999, the GunBroker.com website is an informative, secure and safe way to buy and sell firearms, ammunition, shooting accessories and outdoor gear online. GunBroker promotes responsible ownership of guns and firearms. For more information, visit: www.gunbroker.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained or incorporated by reference in this press release that are not historical are considered “forward-looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, among others, statements about the Company’s ability to unlock post-divestiture efficiencies, the Company’s expected legal and other professional services expenses, the Company’s business strategy, plans, objectives, expectations and intentions, the Company’s anticipated future operating results and operating expenses, cash flow, capital resources, dividends and liquidity, the Company’s future expansion or growth plans and potential for future growth, including its plan to expand its e-commerce platform, the Company’s ability to attract new customers, the Company’s ongoing evaluation of strategic opportunities, and other statements that are not historical facts. Instead, they are based only on Company management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, the Company’s ability to maintain and expand its e-commerce business, the Company’s ability to introduce new features on its e-commerce platform that match consumer preferences, the Company’s ability to retain and grow its customer base, the impact of lawsuits, including securities class action lawsuits, stockholder derivative suits and enforcement actions by regulatory authorities, the impact of adverse economic market conditions, including from social and political factors, and the occurrence of any other event, change or other circumstances that could give rise to impacts on operating results. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on June 17, 2025, and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as provided by law, the Company expressly disclaims any obligation or undertaking to any updated forward-looking statements

Contacts

For investors:

Darrow Associates

Phone: (917) 886-9071

IR@outdoorholding.com

Source: Outdoor Holding Company

OUTDOOR HOLDING COMPANY

NON-GAAP FINANCIAL MEASURES (Unaudited)

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present a non-GAAP financial measure in this press release, Adjusted EBITDA. We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under GAAP, the following information includes key operating metrics and non-GAAP financial measures that we use to evaluate our business. We believe that these measures are useful for period-to-period comparisons of the Company’s performance. We have included these non-GAAP financial measures in this press release because they are key measures management uses to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

Adjusted EBITDA

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Reconciliation of GAAP net income (loss) before discontinued operations to Adjusted EBITDA
Net income (loss) before discontinued operations	$1,464,625	$(21,177,355)	$(4,515,983)	$(40,599,356)
Provision for income taxes	—	—	—	5,968,414
Preferred stock dividend	765,625	782,640	2,288,368	2,339,411
Depreciation and amortization	3,633,722	3,410,758	10,719,334	10,132,037
Interest expense, net	245,865	45,480	1,523,791	136,402
Stock-based compensation	469,635	1,040,414	1,257,460	3,663,446
Other income (expense), net	(510,332)	(161,705)	(1,832,150)	(616,790)
Acquisitions and divestitures	—	144,078	108,747	298,306
Special Committee Investigation and restatement	161,238	4,593,484	1,537,158	5,548,341
SEC Investigation	(201,610)	3,052,392	(1,172,597)	8,294,437
Delaware Litigation settlement contingency	—	10,991,003	—	10,991,003
Delaware Litigation legal and professional fees	434,668	1,541,735	1,641,915	2,870,618
Corporate restructuring costs	86,290	—	2,091,576	—
Gain on extinguishment of debt	—	—	(801,894)	—
Other nonrecurring expenses(1)	—	—	1,750,000	3,299,933
Adjusted EBITDA	$6,549,726	$4,262,924	$14,595,725	$12,326,202

(1)	For the nine months ended December 31, 2025, other nonrecurring expenses consisted of a contingency for a settlement with a vendor as part of our sale of the Ammunition Manufacturing Business. For the nine months ended December 31, 2024, other nonrecurring expenses consisted of a contingency related to the previously disclosed settlement with Triton Value Partners, LLC.

To more clearly present Adjusted EBITDA, we have updated the table to begin with our net income (loss) before discontinued operations and now include the preferred stock dividend as an adjustment. This update has no impact on the Adjusted EBITDA amount, rather, it improves the alignment of the presentation with our consolidated statement of operations. Adjusted EBITDA is a non-GAAP financial measure that displays our net income (loss) before discontinued operations, adjusted to eliminate the effect of certain items as described below. We define Adjusted EBITDA as net income (loss) before discontinued operations excluding (i) provision or benefit for income taxes, (ii) preferred stock dividend (iii) depreciation and amortization, (iv) interest expense, net, (v) stock-based compensation expenses relating to stock awards and common stock purchase options, (vi) other income, (vii) expenses related to acquisition and divestitures, (viii) gain on extinguishment of debt, (xi) professional service and legal fees related to an investigation conducted by a special committee of the Board of Directors, an investigation by the SEC and a now-settled lawsuit related to the GunBroker acquisition (the “Delaware Litigation”) and (x) other nonrecurring expenses, such as contingencies associated with litigation or settlements and corporate restructuring costs related to headcount reductions, severance, and expense consolidation.

We believe that it is useful to exclude these expenses because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations.

Non-GAAP financial measures have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

●	stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of our compensation strategy;

●	the assets being depreciated or amortized may have to be replaced in the future, and the non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or other capital commitments;

●	non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs; and

●	other companies, including companies in our industry, may calculate their non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider the non-GAAP financial measures alongside other financial performance measures, including our net income (loss) and our other financial results presented in accordance with GAAP.

OUTDOOR HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2025	March 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$69,857,730	$30,227,796
Accounts receivable, net	9,169,620	10,189,011
Prepaid expenses and other current assets	3,491,194	1,233,611
Current assets - discontinued operations	-	30,497,720
Total Current Assets	82,518,544	72,148,138

Equipment, net	6,919,523	6,477,684

Other Assets:
Deposits	240,942	83,278
Other intangible assets, net	89,922,549	98,891,767
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	1,181,619	1,466,026
Noncurrent assets - discontinued operations	-	27,392,642
TOTAL ASSETS	$271,653,271	$297,329,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$15,365,812	$18,079,577
Accrued liabilities	4,568,422	37,413,636
Current portion of operating lease liability	498,322	519,522
Notes payable - related parties, current maturities	220,000	-
Current liabilities - discontinued operations	-	6,080,182
Total Current Liabilities	20,652,556	62,092,917

Long-term Liabilities:
Notes payable - related parties, net of $2,014,636 of debt discounts as of December 31, 2025	9,765,365	-
Income tax payable	1,609,520	1,609,520
Operating lease liability, net of current portion	753,754	1,035,813
Other noncurrent liabilities	1,604,167	-
Noncurrent liabilities - discontinued operations	-	10,564,816
Total Liabilities	34,385,362	75,303,066
Contingencies (Note 14)

Shareholders’ Equity:
Series A cumulative perpetual preferred stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of December 31, 2025 and March 31, 2025	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized; 119,218,625 and 118,744,093 shares issued and 117,288,753 and 116,814,190 shares outstanding at December 31, 2025 and March 31, 2025, respectively	117,291	116,816
Additional paid-in capital	454,688,270	434,335,782
Accumulated deficit	(208,973,651)	(203,862,034)
Treasury stock	(8,565,401)	(8,565,401)
Total Shareholders’ Equity	237,267,909	222,026,563
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$271,653,271	$297,329,629

OUTDOOR HOLDING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2025	2024	2025	2024

Net revenues	$13,394,465	$12,521,867	$37,236,005	$36,786,879
Cost of revenues	1,730,755	1,571,771	4,796,238	4,885,872
Gross Profit	11,663,710	10,950,096	32,439,767	31,901,007

Operating Expenses
Selling and marketing	20,834	35,114	148,774	240,369
Corporate general and administrative	3,191,197	24,137,454	13,368,667	40,894,324
Employee salaries and related expenses	2,852,174	3,877,710	11,540,860	13,406,196
Depreciation and amortization expense	3,633,722	3,410,758	10,719,334	10,132,037
Total operating expenses	9,697,927	31,461,036	35,777,635	64,672,926
Income (loss) from Operations	1,965,783	(20,510,940)	(3,337,868)	(32,771,919)

Other Income (Expense)
Other income	510,332	161,705	1,832,150	616,790
Gain on the extinguishment of debt	-	-	801,894	-
Interest expense	(245,865)	(45,480)	(1,523,791)	(136,402)
Total other income	264,467	116,225	1,110,253	480,388

Income (loss) before income taxes from continuing operations	2,230,250	(20,394,715)	(2,227,615)	(32,291,531)

Provision for income taxes	-	-	-	5,968,414

Net income (loss) from continuing operations	2,230,250	(20,394,715)	(2,227,615)	(38,259,945)

Preferred stock dividend	(765,625)	(782,640)	(2,288,368)	(2,339,411)

Net income (loss) before discontinued operations	1,464,625	(21,177,355)	(4,515,983)	(40,599,356)

Loss from discontinued operations, net of tax	-	(5,734,067)	(595,634)	(15,056,925)

Net income (loss) attributable to common stockholders	$1,464,625	$(26,911,422)	$(5,111,617)	$(55,656,281)

Basic income (loss) per share of common stock:
Continuing operations	$0.01	$(0.18)	$(0.04)	$(0.34)
Discontinued operations	-	(0.05)	(0.00)	(0.13)
Total basic income (loss) per share of common stock	$0.01	$(0.23)	$(0.04)	$(0.47)
Diluted income (loss) per share of common stock:
Continuing operations	$0.01	$(0.18)	$(0.04)	$(0.34)
Discontinued operations	-	(0.05)	(0.00)	(0.13)
Total diluted income (loss) per share of common stock	$0.01	$(0.23)	$(0.04)	$(0.47)
Weighted average number of shares outstanding
Basic	117,201,724	116,214,522	117,051,997	118,012,373
Diluted	122,878,441	116,214,522	117,051,997	118,012,373